UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  April 21, 2004

CORUMEL MINERALS CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	333-106298 (Commission File Number)	33-1059313 (I.R.S. Employer Identification No.)
575 Madison Avenue, 10th Floor, New York, New York (Address of principal executive offices)		10022-2511 (Zip Code)

Registrant’s telephone number, including area code (212) 937-8442

n/a
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 5.01 Changes in Control of Registrant.

On March 29, 2004, there was a change in control in the voting shares of Corumel. The basis of the change in control was a change in management and a change in the controlling shareholder.

Bruce Young, who was also Corumel’s president, sold all of his 5.5 million restricted common shares in a private transaction with nine purchasers. One of the purchasers, PWM AG, acquired 2,910,580 restricted common shares from Mr. Young for the purchase price of $41,277, which was paid by PWM AG. PWM AG held these shares in trust for 175 beneficiaries, none of whom had a beneficial interest in 5% or more of the issued and outstanding stock.

Prior to this change in control, management had voting control of Corumel by beneficially owning 63.86% of the issued and outstanding shares of common stock of Corumel. Bruce Young, the sole director and the president of Corumel, beneficially owned 5,500,000 shares and Richard Green, the secretary and treasurer of Corumel, beneficially owned 420,000 shares, both of whom currently own no shares. The board of directors sold 5,920,000 restricted shares, which were transferred to 10 purchasers, including PWM AG. Prior to the transfer of shares, no other shareholder beneficially owned 5% or more of the issued and outstanding stock. After the transfer, there were no shareholders that beneficially own 5% or more of the issued and outstanding stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Corumel Minerals Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

CORUMEL MINERALS CORP.

By: /s/ Chris Roth
Dated: January 31, 2006           Chris Roth - President

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